Exhibit 23.4

26/F HKRI Centre One, HKRI Taikoo Hui

288 Shimen Road (No.1),

Shanghai 200041, P. R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

Letter of Consent

October 23, 2026

Dear Sir/Madam:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this consent only, the PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan).

We act as the PRC legal counsel to Isdera Group Limited (the “Company”), an exempted company organized under the laws of the Cayman Islands, in connection with the filing on the Company’s Registration Statement on Form F-4, along with any amendments thereto (the “Registration Statement”), to be filed with the U.S Securities and Exchange Commission (the “SEC”) on the date hereof under the United States Securities Act of 1933, as amended (the “Securities Act”). The filing on the Registration Statement is in connection with the proposed business combination between the Company and UY Scuti Acquisition Corp. and registering the issuance of securities under the Securities Act, as amended.

We hereby consent to the reference of our name in the Registration Statement and any amendment thereto, including, without limitation, under the “Summary of the Proxy Statement/Prospectus,” “Regulations Applicable to Isdera Group,” and “Enforceability of Civil Liabilities” sections. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunHe LLP

JunHe LLP

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